                                                                      EXHIBIT 21


       CELADON GROUP, INC.

       SUBSIDIARY NAME                             INCORPORATION JURISDICTION
       ---------------                             --------------------------

       Celadon E-Commerce, Inc.                                 DE

       Celadon Jacky Maeder Company                             NY

       Celadon Jacky Maeder (U.K.)                              UK

       Celadon Logistics, Inc.                                  DE

       Celadon Mexicana, S.A. de C.V.                           MX

       Celadon Transportation, LLP                              IN

       Celadon Trucking Services, Inc.                          NJ

       Cheetah Brokerage Co.                                    NV

       Cheetah Transportation, Inc.                             DE

       Gerth Transport, Ltd.                                    ON

       Guestair Ltd.                                            UK

       International Freight Holding Corp.                      DE

       JML Freight Forwarding, Inc.                             NY

       Leasing Servisio, S.A. de C.V.                           MX

       Randy Express, Ltd.                                      NY

       Randy International, U.K.                                UK

       RIL Acquisition Corp.                                    DE

       RIL Group, Ltd.                                          DE

       RIL, Inc.                                                DE

       Servicios de Transportacion Jaguar, S.A. de C.V.         MX

       TruckersB2B, Inc.                                        DE

       Wellingmuft Holding Co.                                  NY

       Zipp Express, Inc.                                       IN


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